NEWS

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800)796-8448

COUNTRYWIDE REPORTS MARCH 2005 OPERATIONAL DATA
– FIRST QUARTER 2005 MORTGAGE FUNDINGS TOTAL $91 BILLION –
– MORTGAGE LOAN PIPELINE INCREASES TO $59 BILLION –
– SERVICING PORTFOLIO REACHES $893 BILLION –
– TOTAL ASSETS AT COUNTRYWIDE BANK SURPASS $50 BILLION MARK –

CALABASAS, CA (April 8, 2005) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended March 31, 2005. Highlights included the following:

•	Mortgage loan fundings rose by 35 percent over February to $36 billion, helped in part by four more working days in March than in February, and were 12 percent higher than March 2004, which had the same number of working days. Total mortgage funding activity for the first quarter of 2005 was $91 billion, 20 percent more than the first quarter of 2004, but down 4 percent from the fourth quarter of 2004.

–	Monthly purchase volume of $17 billion rose 37 percent over the prior month and was 26 percent more than March 2004. Quarter-to-date purchase fundings reached $41 billion, an increase of 30 percent over the first quarter of 2004.

–	Adjustable-rate loan fundings of $19 billion were 38 percent more than the prior month and 40 percent higher than March 2004. Adjustable-rate fundings for the first quarter of 2005 totaled $49 billion, rising 45 percent over the first quarter of 2004.

–	Monthly home equity loan fundings were $3.4 billion, up 30 percent compared to the prior month and 63 percent more than March 2004. First quarter 2005 home equity volume of $8.8 billion rose 66 percent over the first quarter of 2004.

–	Nonprime loan volume was $3.4 billion, an increase of 29 percent over the prior month and 22 percent more than March 2004. Nonprime lending for the first quarter of 2005 totaled $9.8 billion, up 42 percent as compared to the first quarter of 2004.

•	Average daily mortgage loan application activity for the month totaled $2.4 billion, rising 1 percent from February, but down 4 percent from March 2004. The mortgage loan pipeline rose by 7 percent over the prior month to reach $59 billion and was up 2 percent from March 2004.

•	The mortgage loan servicing portfolio reached $893 billion, an increase of $211 billion, or 31 percent, over March 2004.

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•	Securities trading volume at Capital Markets reached $324 billion for the month, increasing 26 percent over last month and 17 percent from March 2004. This brought first quarter 2005 securities trading volume to $829 billion, up 20 percent from the first quarter of 2004.

•	Total assets at Countrywide Bank reached $51 billion, advancing 11 percent over last month and more than doubling from the level at March 2004.

•	Monthly net earned premiums at Balboa were $66 million, an increase of 4 percent from last month and 6 percent more than March 2004. Net earned premiums for the first quarter of 2005 reached $200 million, up 2 percent over the first quarter of 2004.

•	Subservicing volume at Global Home Loans was $115 billion, up 4 percent from March 2004.

“Mortgage Banking efforts were driven by solid performance from the Production Sector in all major product categories,” said Stanford L. Kurland, President and Chief Operating Officer. “A strong mortgage loan pipeline at quarter-end suggests continued momentum in production activities as we head into the second quarter of 2005. Production volume, coupled with bulk servicing acquisitions, drove the servicing portfolio to nearly $900 billion at quarter-end. Growth in diversification initiatives was led by Countrywide Bank, whose assets climbed to $51 billion, up 25 percent over year-end 2004. For the quarter, securities trading volume in the Capital Markets segment was 9 percent more than the fourth quarter of 2004, driven in part by growth in US Treasury trading activity. Overall, the infrastructure of our Mortgage Banking and Diversified Businesses, focused leadership by senior management, and an experienced workforce favorably position the Company in the marketplace.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services prime and nonprime loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Exhibit 99.1

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS (1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	March 31,	March 31,	March 31,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	23	23	61
Average Daily Mortgage Loan Applications	$2,362	$2,455	$2,273
Mortgage Loan Pipeline (loans-in-process)	$58,803	$57,422
Commercial Real Estate Loan Pipeline (loans-in-process)	$393	$—
Loan Fundings:
Consumer Markets Division	$11,418	$9,522	$28,085
Wholesale Lending Division	6,802	6,993	17,357
Correspondent Lending Division	13,405	12,029	33,307

Total Mortgage Banking	31,625	28,544	78,749
Capital Markets	950	1,265	4,190
Treasury Bank (2)	3,734	2,502	8,521

Total Mortgage Loan Fundings	36,309	32,311	91,460
Commercial Real Estate Fundings	91	—	564

Total Loan Fundings	$36,400	$32,311	$92,024

Loan Fundings in Units:
Consumer Markets Division	69,690	68,664	180,334
Wholesale Lending Division	35,407	39,820	90,058
Correspondent Lending Division	68,324	67,815	177,013

Total Mortgage Banking	173,421	176,299	447,405
Capital Markets	3,774	5,114	18,029
Treasury Bank (2)	33,006	23,351	72,879

Total Mortgage Loan Fundings in Units	210,201	204,764	538,313
Commercial Real Estate Units	9	—	26

Total Loan Fundings in Units	210,210	204,764	538,339

Mortgage Loan Fundings:
Purchase (3)	$16,502	$13,127	$41,220
Non-purchase (3)	19,807	19,184	50,240

Total Mortgage Loan Fundings	$36,309	$32,311	$91,460

Mortgage Loan Fundings by Product:
Government Fundings	$796	$1,530	$2,137
ARM Fundings	$19,484	$13,872	$48,645
Home Equity Fundings	$3,413	$2,088	$8,763
Nonprime Fundings	$3,364	$2,759	$9,820
MORTGAGE LOAN SERVICING (4)
Volume	$893,405	$682,848
Units	6,517,536	5,313,058
Subservicing Volume (5)	$21,208	$15,307
Subservicing Units	207,380	166,514
Prepayments in Full	$20,809	$18,317	$45,007
Bulk Servicing Acquisitions	$5,320	$2,349	$17,931
Portfolio Delinquency (%) — CHL (6)	3.31%	3.20%
Foreclosures Pending (%) — CHL (6)	0.43%	0.42%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS (1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	March 31,	March 31,	March 31,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	872,342	738,113	2,263,824
Flood Determinations	296,382	267,378	790,630
Appraisals	97,743	69,074	242,493
Automated Property Valuation Services	655,246	439,015	1,659,994
Other	18,862	16,379	50,226

Total Units	1,940,575	1,529,959	5,007,167

CAPITAL MARKETS
Securities Trading Volume (7)	$324,100	$276,738	$828,621
BANKING
Assets Held by Treasury Bank (in billions)	$51.1	$23.7
INSURANCE
Net Premiums Earned:
Carrier	$52.0	$50.4	$155.8
Reinsurance	14.4	12.4	43.7

Total Net Premiums Earned	$66.4	$62.8	$199.5

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$115	$111
Period-end Rates
10-Year U.S. Treasury Yield	4.50%	3.86%
FNMA 30-Year Fixed Rate MBS Coupon	5.48%	4.94%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.
(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.
(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.
(4)	Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.
(5)	Subservicing volume for other clients.
(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.
(7)	Includes trades with Mortgage Banking Division.

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